UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 5, 2013

AMERICAN AXLE & MANUFACTURING
HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	38-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

On November 5, 2013, American Axle & Manufacturing, Inc. (“AAM”), a Delaware corporation and wholly owned subsidiary of American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the “Company”), and the subsidiary guarantors entered into an underwriting agreement with J.P. Morgan Securities LLC, as the representative of the several underwriters named therein, to sell $200 million aggregate principal amount of 5.125% senior notes due 2019 (the “Notes”) in an offering registered pursuant to the Securities Act of 1933, as amended. The Notes will be guaranteed on a senior unsecured basis by the Company and certain of AAM’s current and future subsidiaries. The issuance of the Notes is expected to close on November 12, 2013. The offering is being made pursuant to AAM’s effective registration statement on Form S-3 (Registration Statement No. 333-175508) previously filed with the Securities and Exchange Commission (the “Registration Statement”). The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference in the Registration Statement, pursuant to which the Notes were registered.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated November 5, 2013, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., the subsidiary guarantors listed on Schedule 2 thereto, and J.P. Morgan Securities LLC as the representative of the several underwriters named in Schedule 1 thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date:	November 8, 2013	By:	/s/ Michael K. Simonte
Michael K. Simonte
Executive Vice President & Chief Financial Officer (also in capacity of Chief Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description
1.1
Underwriting Agreement, dated November 5, 2013, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., the subsidiary guarantors listed on Schedule 2 thereto, and J.P. Morgan Securities LLC as the representative of the several underwriters named in Schedule 1 thereto.

4